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                                                                    EXHIBIT 4.21

                                                                  LOAN NO. T0310
                                                                  LOAN NO. T0347


                                  COBANK, ACB

              SECOND AMENDMENT AND SUPPLEMENT TO PLEDGE AGREEMENT


STATE OF LOUISIANA                )
                                  )
PARISH OF CALCASIEU               )


         BEFORE the respective undersigned Notaries Public, and in the presence of the undersigned respective competent witnesses, personally came and appeared the parties listed below, who, after being duly sworn, did state:

         THIS SECOND AMENDMENT AND SUPPLEMENT TO PLEDGE AGREEMENT (this "Second Amendment") is made as of July 1, 1996 by and between MERCURY, INC., as pledgor (the "Pledgor"), and COBANK, ACB, formerly known as the National Bank for Cooperatives, as pledgee ("CoBank").

                                R E C I T A L S:

         WHEREAS, CoBank and CTC Financial, Inc. (the "Borrower") have entered into that certain Amended and Restated Loan Agreement, dated as of May 15, 1996, as amended by that certain First Amendment and Supplement to Amended and Restated Loan Agreement, dated as of even date herewith (the "First Amendment to Loan Agreement") (as so amended and as the same hereafter may be amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Loan Agreement"), providing for a loan of up to $32,400,000 (the "Mississippi One Loan"), and that certain Loan Agreement, dated as of May 15, 1996 (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mercury Loan Agreement"; the Mississippi One Loan Agreement and the Mercury Loan Agreement, collectively, the "Loan Agreements"; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreements), providing for a loan of up to $5,000,000 (the "Mercury Loan"; the Mississippi One Loan and the Mercury Loan, collectively, the "Loans"); and

         WHEREAS, the proceeds of the Mississippi One Loan have been or will be reloaned by the Borrower to Mississippi One Cellular Telephone Company ("Mississippi One") for the purposes set forth in the Mississippi One Loan Agreement, and the proceeds of the Mercury Loan have been reloaned by the Borrower to the Pledgor for the purposes set forth in the Mercury Loan Agreement; and
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Second Amendment to Pledge Agreement/Mercury
Loan No. T0310
Loan No. T0347


         WHEREAS, the Pledgor owns all of the issued and outstanding capital stock of Mississippi One; and

         WHEREAS, as an inducement to CoBank to execute the Loan Agreements and to make the Loans, the Pledgor has made that certain Continuing Guaranty, dated as of May 15, 1996, as amended by that certain First Amendment and Supplement to Continuing Guaranty, dated as of even date herewith (as so amended and as the same hereafter may be amended, modified, supplemented, extended or restated from time to time, the "Mercury Guaranty"), for the benefit of CoBank;

         WHEREAS, to secure its obligations under the Mercury Guaranty, the Pledgor entered into that certain Pledge Agreement, dated as of September 27, 1994, for the benefit of CoBank, as previously amended by that certain First Amendment and Supplement to Pledge Agreement, dated as of May 15, 1996 (as amended, the "Pledge Agreement"); and

         WHEREAS, as an inducement to CoBank to execute the First Amendment to Loan Agreement, the Pledgor has agreed to further amend the Pledge Agreement as herein provided;

         NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the Pledgor and CoBank agree as follows:

         SECTION 1.       Definitions.     Capitalized terms, when used in this
Second Amendment, unless otherwise defined herein, shall have the meanings ascribed to them in the Pledge Agreement.

         SECTION 2. Section 2 of the Pledge Agreement is hereby amended and restated to read in its entirety as follows:

                 "SECTION 2. PLEDGE. This Pledge Agreement is given to secure the following obligations (the "Secured Obligations"): (a) all payments or performances to be made by the Borrower under the "Loan Documents" (as defined in the Mississippi One Loan Agreement, including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Second Amended and Restated Promissory Note, dated July 1, 1996 (the "Amended CoBank Note"), made by the Borrower to CoBank in the principal face amount of $32,400,000 (as any such Loan Documents may be amended, supplemented, modified, extended or restated from time to time); (b) all payments or performances to be made by Mississippi One under the "Loan Documents" (as defined in the Mississippi One Loan Agreement and the Mercury Loan Agreement), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by





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Second Amendment to Pledge Agreement/Mercury
Loan No. T0310
Loan No. T0347


         acceleration or otherwise, under that certain Second Amended and Restated Promissory Note, dated July 1, 1996 (the "Mississippi One Note"), made by Mississippi One to the order of the Borrower, and assigned to CoBank, in the face principal amount of $32,400,000, and all payments or performances under that certain Amended and Restated Continuing Guaranty, dated as of May 15, 1996, made by Mississippi One for the benefit of CoBank, as amended by that certain First Amendment and Supplement to Amended and Restated Continuing Guaranty, dated as of July 1, 1996 (as so amended and as any such Loan Documents hereafter may be amended, supplemented, modified, extended or restated from time to time); (c) all payments or performances to be made by the Borrower under the "Loan Documents" (as defined in the Mercury Loan Agreement), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated May 15, 1996 (the "CoBank Note"), made by the Borrower to CoBank in the principal face amount of $5,000,000 (as any such Loan Documents may be amended, supplemented, modified, extended or restated from time to time); (d) all payments or performances to be made by the Pledgor under the "Loan Documents" (as defined in the Mercury Loan Agreement and in the Mississippi One Loan Agreement), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated May 15, 1996 (the "Mercury Note"), made by the Pledgor to the order of the Borrower, and assigned to CoBank, in the face principal amount of $5,000,000 (as such Promissory Note may be amended, modified, extended, renewed, reinstated or replaced from time to time), and all payments or performances under that certain Continuing Guaranty, dated as of May 15, 1996, made by the Pledgor for the benefit of CoBank, as amended by that certain First Amendment and Supplement to Continuing Guaranty, dated as of July 1, 1996 (as so amended and as any such Loan Documents hereafter may be amended, supplemented, modified, extended or restated from time to time); and (e) all other indebtedness and liabilities of the Pledgor, the Borrower or Mississippi One to CoBank of every kind and description whatsoever, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all loans, advances and other extensions of credit and all covenants, agreements and provisions contained in all loan and other agreements between the parties. To secure the Secured Obligations, the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto CoBank, and grants to CoBank a lien upon and a security interest in (i) all now owned or hereafter acquired capital stock of Mississippi One; (ii) all now or hereafter acquired capital stock of Mercury Cellular Telephone Company ("MCTC"); and (iii) any cash, additional shares or securities or other property at any time and from time to time receivable or otherwise distributable in respect of, and exchange for, or in distribution of,





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Second Amendment to Pledge Agreement/Mercury
Loan No. T0310
Loan No. T0347


         any and all such stock, together with the proceeds thereof (all such shares, common stock, capital stock, securities, cash, property and other proceeds thereof, collectively, the "Pledged Collateral"). Upon delivery to CoBank, (A) any securities now or hereafter included in the Pledged Collateral (the "Pledged Securities") shall be accompanied by duly executed stock powers in blank and by such other instruments or documents as CoBank or its counsel may reasonably request and (B) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and by such other instruments or documents as CoBank or its counsel may reasonably request. Each delivery of certificates for such Pledged Securities shall be accompanied by a schedule showing the number of shares and the numbers of the certificates therefor, theretofore and then being pledged hereunder, which schedules shall be attached hereto as Schedule 1 and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered."

         SECTION 3. All references in the Pledge Agreement to "this Pledge Agreement" shall hereafter be to the Pledge Agreement as amended by this Second Amendment.

         SECTION 4. The Loan Documents or any Loan Document, when used in the Pledge Agreement, shall mean the Loan Documents or the applicable Loan Document as defined in the Loan Agreements.

         SECTION 5. After giving effect to the amendments to and restatement of the Pledge Agreement set forth in this Second Amendment, the representations and warranties of the Pledgor set forth in the Pledge Agreement are true and correct as of the date hereof as if made on the date hereof.

         SECTION 6. It is the intention of the parties hereto that this Second Amendment shall not constitute a novation and shall in no way adversely affect or impair (i) the validity of the Loan Documents or (ii) the validity or priority of the security interest created by the Pledge Agreement, it being the intention of the parties hereto merely to amend and restate the Pledge Agreement as expressly set forth herein. To the extent not inconsistent herewith, all of the terms and conditions of the Pledge Agreement shall remain in full force and effect and are hereby ratified and confirmed by the Pledgor.

         SECTION 7. This Second Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.





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Second Amendment to Pledge Agreement/Mercury
Loan No. T0310
Loan No. T0347


         SECTION 8. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.

                        (Signatures follow on next page)





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Second Amendment to Pledge Agreement/Mercury
Loan No. T0310
Loan No. T0347



         THUS DONE AND SIGNED in several counterparts at the places and on the dates indicated below and in the presence of the respective undersigned Notaries Public and the respective undersigned witnesses indicated below, by the duly authorized officers of the respective parishes, after a due reading of the whole.

         At Lake Charles, Louisiana, on July 1, 1996.



                                          MISSISSIPPI ONE CELLULAR
                                          TELEPHONE COMPANY


                                          By: /s/ THOMAS G. HENNING
                                             ----------------------------------

                                              Name:Thomas G. Henning
                                                   ----------------------------

                                              Title: President
                                                    ---------------------------



                                           Attest: /s/ ROBERT PIPER
                                                  -----------------------------

                                                  Name: Robert Piper
                                                       ------------------------

                                                  Title: Secretary
                                                        -----------------------

                                                            [CORPORATE SEAL]
Witnesses to all Signatures:


/s/ SHEILA KING
-----------------------------------
Witness

/s/ PAT HAMILTON
-----------------------------------
Witness

/s/ [ILLEGIBLE]
-----------------------------------
Notary Public

My commission expires: [ILLEGIBLE]
                       ------------

         [NOTARIAL SEAL]

                    (Signatures Continue on Following Page)





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Second Amendment to Pledge Agreement/Mercury
Loan No. T0310
Loan No. T0347


                   (Signatures Continued from Previous Page)


         At Atlanta, Georgia on July 2, 1996.





                                               COBANK, ACB


                                               By: /s/ MARY KAY DEERING
                                                  -----------------------------
                                                   Name:Mary Kay Deering
                                                        -----------------------
                                                   Title: Vice President
                                                         ----------------------

Witnesses to Signature:

/s/ SHAWNE KEENAN
--------------------------------------
Witness

/s/ [ILLEGIBLE]
--------------------------------------
Witness

/s/ MARIANNE ROTOWELL
--------------------------------------
Notary Public

My commission expires: April 25, 1999
                       ---------------

         [NOTARIAL SEAL]





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